SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2020

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20191	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 East Arapaho Road, Suite 200, Richardson, Texas	75081
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2020, Mike Paxton, the Intrusion Inc.’s Chief Financial Officer, Vice President, Treasurer and Secretary and a director, informed the Board of Directors that he would be resigning his officer positions with the Company. He will continue to serve in these roles through the end of the year or until his successor has been duly appointed, and as director thereafter. A press release to this effect was released on October 19, 2020, a copy of which is attached hereto as Exhibit 99.1

Item 8.01 Other Events.

Intrusion Inc. issued a press releases on October 19, 2020, announcing that it is actively engaged in a search process to expand its executive team in support of its growth strategy centered on its revolutionary INTRUSION Shield™ solutions. Intrusion is looking to engage a new Vice President of Sales and a Vice President of IT as well as replacing long-time executive, Michael L. Paxton in his role as Chief Financial Officer. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements And Exhibits

(d)	Exhibits

99.1	“INTRUSION Seeks to Fill Key Executive Positions to Drive Growth.” Press Release Issued by Intrusion Inc. on October 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.

Dated: October 19, 2020	By: /s/ Jack B. Blount
Jack B. Blount
President and CEO